STRUCTURED INVESTMENTS                                                                                                MorganStanley
                                                                                                                        SmithBarney

                                                                                                             Free Writing Prospectus
                                                                                                              Dated December 8, 2009
                                                                                               Registration Statement No. 333-156423
                                                                                                          Filed Pursuant to Rule 433
Client Strategy Guide: December 2009 Offerings

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           December 29

MorganStanley SmithBarney

Client Strategy Guide: December 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings

Six Core Investments Offered Each Month

U.S. Equities	.... page 6 .... page 7 .... page 8
International Equities	.... page 9
Commodities	.... page 10
Currencies	Currency-Linked Principal Protected Notes based on a Global Currency Basket vs. the U.S. Dollar by Morgan Stanley .... page 11

Tactical Offerings

Actionable Themes in the Marketplace

U.S. Equities	.... page 12 .... page 13 .... page 14 8% to 11% ELKS® based on JPMorgan Chase & Co. (JPM) by Morgan Stanley .... page 15 .... page 16
International Equities	.... page 17
Currencies	95% Principal Protected Currency-Linked Notes based on an FX Basket (BRL, RUB, AUD, ZAR) vs. the U.S. Dollar by Morgan Stanley .... page 18

Selected Risks & Considerations .... page 19

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2009

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                               Page 3
------------------------------------------------------------------------------------------------------------------------------------

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith
Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or
SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the
SEC web site at www.sec.gov.

o    For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           December 29

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                               Page 4
------------------------------------------------------------------------------------------------------------------------------------

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o   Varying levels of exposure to potential capital appreciation or depreciation
o   Returns based on a defined formula
o   Variety of underlying assets, including equities, commodities, currencies and interest rates
o   Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to
Structured Investments. Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the
Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity. Unlike ordinary debt securities, principal protected Structured Investments do not pay interest.
Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment
(i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the
Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment.
In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           December 29

MorganStanley SmithBarney

Client Strategy Guide: December 2009 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Principal Protected, Partial Principal Protected, Enhanced Yield, Leveraged Performance** and **Access**.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay all principal at maturity.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. December 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                               Page 6
------------------------------------------------------------------------------------------------------------------------------------

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           December 29

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                               Page 7
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           December 29

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                               Page 8
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           December 29

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                               Page 9
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           December 29

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                               Page 10
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                           December 29

MorganStanley SmithBarney

Client Strategy Guide: December 2009 Offerings Page 11

Opportunities in Currencies

Principal Protected ○ Currency-Linked Principal Protected Notes based on a Global Currency Basket vs. the U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying basket
- ✓ The return on the notes will be based on the appreciation, if any, of a basket of nine currencies relative to the U.S. dollar
- ✓ May be appropriate for investors who have a bullish outlook on the underlying basket over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying basket does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

Currency-Linked Principal Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The return on the notes will be based on the appreciation, if any, of the basket of nine currencies relative to the U.S. dollar. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Basket	The Basket is composed of 70% equally-weighted developed market currencies and 30% equally-weighted emerging market currencies as follows: (see table below)
Maturity Date	September 30, 2013 (3.75 Years)
Principal Protection	100%, subject to issuer credit risk
Participation Rate	110% to 130%, to be determined on the pricing date
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any)
Supplemental Redemption Amount	$1,000 x Basket Performance x Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies
Currency Performance	With respect to AUD, EUR and GBP: (Final Exchange Rate / Initial Exchange Rate) – 1 With respect to BRL, CAD, CHF, CNY, INR and JPY: (Initial Exchange Rate / Final Exchange Rate) – 1 *Under the terms of the notes, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*
Currency Performance Value	With respect to each basket currency: Currency Performance x Weighting
Interest	None
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$1,000 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – December 22, 2009.

Underlying Basket:

70% Developed Market Currencies	Weighting	30% Emerging Market Currencies	Weighting
Australian dollar ("AUD")	11.6667%	Brazilian real ("BRL")	10.0000%
British pound ("GBP")	11.6667%	Chinese renminbi ("CNY")	10.0000%
Canadian dollar ("CAD")	11.6667%	Indian rupee ("INR")	10.0000%
Eurozone euro ("EUR")	11.6667%		
Japanese yen ("JPY")	11.6667%		
Swiss franc ("CHF")	11.6667%		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. December 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 12
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]
------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                        December 2009

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 13
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                        December 2009

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 14
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                        December 2009

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 15
------------------------------------------------------------------------------------------------------------------------------------

                              Opportunities in U.S.
                                    Equities

----------------
Enhanced Yield      o  8% to 11% ELKS(R) based on JPMorgan Chase & Co. (JPM)
----------------
-------------- -----------------------------------------------------------------
 Strategy
 Overview                     |X|  Relatively short-term yield enhancement
                                   strategy that offers above market, fixed
                                   monthly coupons in exchange for full downside
                                   exposure to the underlying equity and, in
                                   most cases, no appreciation potential on the
                                   underlying equity. Investors will realize
                                   appreciation potential only if the underlying
                                   equity falls to or below the downside
                                   threshold price and at maturity closes above
                                   its initial equity price

                              |X|  ELKS offer limited protection against a
                                   decline in the price of the underlying equity
                                   at maturity only if the underlying equity
                                   does not fall to or below the predetermined
                                   downside threshold price at any time on any
                                   trading day during the investment term

                              |X|  Monthly coupon is paid regardless of the
                                   performance of the underlying equity

------------------ -------------------------------------------------------------
Risk Considerations           |X|  No principal protection

                              |X|  Full downside exposure to the underlying
                                   equity if the underlying stock falls to or
                                   below the downside threshold price at any
                                   time on any trading day during the investment
                                   term

                              |X|  No participation in any appreciation of the
                                   underlying equity unless the underlying
                                   equity breaches the downside threshold price
                                   at any time on any trading day during the
                                   investment term and at maturity closes above
                                   its initial equity price

                              |X|  If the underlying equity falls to or below
                                   the downside threshold price at any time on
                                   any trading day during the investment term
                                   and at maturity closes below the initial
                                   equity price, the ELKS will redeem for shares
                                   of the underlying equity with a value less
                                   than the initial investment
------------------ -------------------------------------------------------------
The ELKS offered will pay a monthly coupon of 8% to 11% per year, to be determined on the pricing date, and will have the terms described in the accompanying preliminary pricing supplement, prospectus supplement and prospectus. The ELKS do not guarantee any return of principal at maturity. At maturity the ELKS will pay either (i) an amount of cash equal to the stated
principal amount of the ELKS or (ii) if the trading price of the common stock of
JPMorgan Chase & Co. decreases to or below the downside threshold price at any time on any trading day over the term of the ELKS, a number of shares of common stock of JPMorgan Chase & Co., equal to the equity ratio (as defined below). The value of those shares of common stock may be significantly less than the stated
principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.
-------------------------------- -----------------------------------------------
Issuer                            Morgan Stanley
                                  ----------------------------------------------
Underlying Equity                 JPMorgan Chase & Co. common stock
                                  ----------------------------------------------
Underlying Equity Issuer          JPMorgan Chase & Co.
                                  ----------------------------------------------
Maturity Date                     June 29, 2010 (6 Months)
                                  ----------------------------------------------
Principal Protection              None
                                  ----------------------------------------------
Coupon                            8% to 11% per annum. The actual Coupon will be
                                  determined on the pricing date.
                                  ----------------------------------------------
Coupon Payment Date               Monthly, on the 29th day of each month,
                                  beginning on January 29, 2010
                                  ----------------------------------------------
                                  If at any time on any trading day from but
                                  excluding the pricing date to and including
                                  the valuation date:

                                  o the trading price has not decreased to or
                                  below the Downside Threshold Price, then you
                                  will receive an amount in cash equal to $10
                                  per ELKS; or
Payment at maturity
                                  o the trading price has decreased to or below
                                  the Downside Threshold Price, then you will
                                  receive shares of JPMorgan Chase & Co. common
                                  stock in exchange for each ELKS in an amount
                                  equal to the Equity Ratio per ELKS. The value
                                  of those shares of common stock may be
                                  significantly less than the stated principal
                                  amount of the ELKS and may be zero.

                                 -----------------------------------------------
Downside Threshold Price          75% of the Initial Equity Price (the closing
                                  price of the underlying equity on the pricing
                                  date)
                                 -----------------------------------------------
Equity                            Ratio $10 divided by the Initial Equity Price,
                                  subject to adjustment for certain corporate
                                  events affecting the Underlying Equity Issuer.
                                 -----------------------------------------------
Issue Price/Stated Principal     $10 per ELKS
Amount
                                 -----------------------------------------------
Listing                           The ELKS will not be listed on any securities
                                    exchange
                                 -----------------------------------------------
Expected                          Pricing Date(1) This offering is expected to
                                  close for ticketing on Wednesday - December
                                  23, 2009.
-------------------------------- -----------------------------------------------

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                        December 2009

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 16
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                        December 2009

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 17
------------------------------------------------------------------------------------------------------------------------------------
                                                  [Page left intentionally blank]

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                        December 2009

MorganStanley SmithBarney

Client Strategy Guide: December 2009 Offerings Page 18

Opportunities in Currencies

Partial Principal Protected ○ 95% Principal Protected Currency-Linked Notes based on (BRL, AUD, RUB, ZAR) vs. U.S. Dollar

Strategy Overview	✓ 95% principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying currency basket ✓ The return on the notes will be based on the appreciation, if any, of a basket of four currencies relative to the U.S. dollar ✓ May be appropriate for investors who have a bullish outlook on the underlying currency basket over the investment term, but are concerned about potential loss of principal

Risk Considerations	✓ 95% principal protection is available only at maturity and is subject to issuer credit risk ✓ Will yield no positive return if the underlying currency basket does not appreciate ✓ Does not provide for current income; no interest payment ✓ Notes are subject to currency exchange risk of emerging market economies

95% Principal Protected Currency-Linked Notes provide investors with exposure to an individual currency or a basket of currencies and guarantee the return of a substantial percentage of the principal amount if held to maturity. They are for investors who are willing to risk loss of some of their initial investment and forgo market interest rates in exchange for partial principal protection and upside exposure to the underlying currency or basket of currencies. The return on the notes will be based on the performance of the basket of four currencies relative to the U.S. dollar. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**						
Underlying Currency Basket	Russian Ruble (RUB)	25%	Brazilian Real (BRL)	25%	Australian Dollar (AUD)	25%	South African Rand (AZR)	25%
Maturity Date	June 29, 2012 (2.5 Years)						
Minimum Payment Amount	$950 per note (95% of the stated principal amount)						
Payment at Maturity per Note	o If the basket appreciates relative to the U.S. dollar (i.e. the basket performance is positive): o $1,000 + Supplemental Redemption Amount o If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e. the basket performance is zero or negative): o $1,000 + ($1,000 x Basket Performance), subject to the Minimum Payment Amount *If the basket depreciates, the Basket Performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per note by an amount that is proportionate to the percentage depreciation of the basket. However, under no circumstances will the Payment at Maturity be less than the Minimum Payment Amount of $950 per note.*						
Participation Rate	115% to 135%. The Participation Rate will be determined on the pricing date.						
Supplemental redemption amount	$1,000 *times* the Basket Performance *times* the Participation Rate.						
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies						
Currency Performance	With respect to AUD: (final exchange rate / initial exchange rate) – 1 With respect to BRL, RUB and ZAR: (initial exchange rate / final exchange rate) – 1 *Under the terms of the notes, a **positive** currency performance means the basket currency has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means the basket currency has **depreciated** relative to the U.S. dollar.*						
Currency Performance Value	With respect to each basket currency: Currency Performance x Weighting						
Interest	None						
Listing	The notes will not be listed on any securities exchange.						
Issue Price	$1,000 per note						
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – December 23, 2009.						

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. December 2009
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 19
------------------------------------------------------------------------------------------------------------------------------------

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured Investment and you should be prepared to hold your investments until maturity. If the applicable pricing supplement so specifies, we may apply to list a particular Structured
Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured Investments. Issuers may, but are not obligated to, make a market in the Structured
Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a
Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for
Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment.
Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                         December 2009

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 20
------------------------------------------------------------------------------------------------------------------------------------

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the
Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured Investment will carry out hedging activities related to that Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses.
Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the
Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest. In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the principal of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                         December 2009

------------------------------------------------------------------------------------------------------------------------------------
Client Strategy Guide: December 2009 Offerings                                                                              Page 21
------------------------------------------------------------------------------------------------------------------------------------

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup
Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia
Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a
licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a
Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley &
Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co.
International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

ELKS(R) is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use by Morgan Stanley.

Copyright (C) by Morgan Stanley 2009, all rights reserved.

------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                         December 2009